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                                                                   EXHIBIT 10.3

[GOODRICH LOGO]

                         CONSULTING SERVICES AGREEMENT

        THIS AGREEMENT, effective June 1, 2001, is by and between PATRICK E. MALLOY ("Consultant") and GOODRICH PETROLEUM CORPORATION ("Company") of 815 Walker, Suite 1040, Houston, Texas 77002.

        WHEREAS, the parties hereto desire to confirm in writing their agreement concerning consulting services that may be provided by Consultant for the Company.

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, including the recital set forth above, the parties hereto agree as follows:

        1. The term of this agreement shall be for two (2) years, commencing on the effective date hereof.

        2. Consultant agrees to provide consulting services, on a non-exclusive basis, concerning the evaluation, research and implementation of the Company's oil and gas hedging activities and strategy. Consultant will assist management to devise and implement a hedging strategy and program in an effort to mitigate the risks associated with oil and gas commodity price volatility and to attempt to maximize the Company's realized oil and gas prices from its continuing operations.

        3. The Company shall pay the Consultant an annual fee of ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($120,000.00).

        4. Consultant shall perform his duties as directed by the Board of Directors and Chief Executive Officer of the Company.

        5. Consultant shall perform all consulting assignments on a best-efforts basis.

        6. Consultant shall be reimbursed by the Company for any reasonable expenses incurred by Consultant in the performance of the consulting services contemplated by this Agreement. Such expenses may include, but are not limited to, hotel accommodations, airfare, meals, auto rental, taxis and supplies.

        7. To the extent and in the manner deemed appropriate by the Company, the Company agrees that Consultant may be supported by the Company through the


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            assistance of various Company employees (e.g., secretarial and spreadsheet capability) in order to perform the consulting services most efficiently.

        8. In the performance of this Agreement, Consultant may have access to private and confidential information owned or controlled by the Company. Such private and confidential information includes, but is not limited to, the terms of any agreement between the Company and any other participant or participants involved in the business of developing, drilling, producing or marketing hydrocarbons, information relating to any drilling or acquisition prospect, and any operating or performance information of the Company (all of the above information is collectively referred to as the "Confidential Information"). Consultant recognizes and agrees that all such Confidential Information is and shall remain the property of the Company. All information or data acquired by Consultant under this Agreement shall be and remain the Company's exclusive property, or the property of other participants or joint ventures of the Company or other third parties, as the case may be. Consultant shall keep any and all Confidential Information confidential, and shall not publish or disclose any Confidential Information or data to others without the Company's prior written approval.

        9. Consultant shall perform all consulting services contemplated by this Agreement as an independent contractor.

       10. The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of June 2001.


PATRICK E. MALLOY                               GOODRICH PETROLEUM CORPORATION
(Consultant)                                    (Company)


/s/  PATRICK E. MALLOY                          By  /s/  WALTER G. GOODRICH
------------------------------                  -----------------------------
                                                Name:  Walter G. Goodrich
                                                Title: President and CEO